Exhibit 3.10

FRANCISCO V. AGUILAR
NEVADA
SECRETARY of STATE

401 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708

Filed in the Office of	Record Number E8782402020-8
FVAguilar	Filing Number F202609302993
Secretary of State State Of Nevada	Filed On 09/15/2026 11:33 AM
	Number of Pages 4

Profit Corporation

Certificate of Amendment (PURSUANT TO NRS 78.380, 78.385, 78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity as on file with the Nevada Secretary of State: Alternative Ballistics Corporation Entity or Nevada Business Identification Number (NVID): E8782402020-8
2. Restated or Amended and Restated Articles: (Domestic corporations) If restating, complete sections 1, 2, and 7. If amending and restating, complete sections 1, 2, 3, 6 and 7. **You must include the Restated Articles or the Amended and Restated Articles with this filing.**	Certificate to Accompany Restated Articles or Amended and Restated Articles ☐ **Restated Articles:** The articles are being restated without any changes and include all amendments made up to the date of this certificate. The certificate must be signed by an officer of the corporation. **Statutory Statement:** The officer signing this certificate confirms that they are authorized to do so by a board resolution adopted on the date listed, and that this certificate accurately reflects the articles of incorporation as amended as of that date. Date the board of directors adopted the resolution to approve the restated articles: Date: ☐ **Amended and Restated Articles:** The articles are being restated to include all previous amendments and the current changes.
3. Amendment Filing Type: (Select only one box) **Domestic Corporation** If amending, complete sections 1, 3, 6 and 7.	☐ Certificate of Amendment to Articles of Incorporation - Before Issuance of Stock (Pursuant to NRS 78.380) **Statutory statement:** The signers are at least two-thirds of the incorporators or two-thirds of the board of directors, and as of the date of the certificate, the corporation has not issued any voting stock. ☑ Certificate of Amendment to Articles of Incorporation - After Issuance of Stock (Pursuant to NRS 78.385 and 78.390) ☐ Check this box if the amendment is for a name change only. • No stockholder approval is required for a name change under NRS 78.390(8). ☑ If the amendment includes other changes, confirm the following: • The proposed amendment(s) were submitted to the stockholders for approval. • Stockholders holding at least a majority of the voting power (or greater, if required by the articles or law) approved the amendment(s). • Voting Results (e.g., number of shares for/against or percentage approved): 56.9

You must include the filing fee with this form. See the instructions for more information.

FRANCISCO V. AGUILAR
NEVADA
SECRETARY of STATE

401 North Carson Street Carson City,
Nevada 89701-4201 (775) 684-5708

Profit Corporation

Certificate of Amendment (PURSUANT TO NRS 78.38, 78.385, 78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Officer's Statement: **Foreign corporations only.** Complete 1, 4, 6 and 7.	Name used in the home state (if different from the name used in Nevada): Alternative Ballistics Corporation Jurisdiction of formation (state or country): USA, Nevada Attach a certified copy or certificate showing that amendments were filed in the state where the corporation was formed.
5. Effective Date and Time: (Optional)	Date: Time: Effective date is not to exceed 90 days of the filing date of this form. If left blank, this form will be effective upon filing with the SOS. If you select a later effective date but the effective time is left blank, the effective time will be at 12:01 Pacific time on the specified date.
6. Describe the Changes:	Applicable changes (select all that apply): ☐ The entity name has changed ☐ The registered agent has changed (attach Certificate of Acceptance from new registered agent) ☐ The entity's purpose has changed ☐ The initial Board of Directors/ Trustees or Stockholders from the organization have changed ☐ IRS tax language added. ☐ The organization changed the articles ☐ The organization deleted articles ☑ The authorized shares have been amended ☐ Other The organization amended the articles as follows: (provide article numbers, if available) The total number of shares the Corporation is authorized to issue is Two Hundred Million (200,000,000) shares of Common Stock, $0.001 par value, and Two Million (2,000,000) shares of Preferred Stock, $0.001 par value. The Board of Directors is authorized to designate and adjust the number of shares of any such series of Preferred Stock and to determine and alter the rights, preferences, privileges, and restrictions, granted or imposed upon any current or wholly unissued shares of Preferred Stock. (attach additional page[s] if necessary)
7. Signature: (Required)	Steven — Print First Name Luna — Print Last Name X Steven Luna — Signature Chief Executive Officer — Title Attach additional page(s) if additional signatures are necessary.

401 North Carson Street Carson City,
Nevada 89701-4201 (775) 684-5708

Certificate of Amendment to Articles of Incorporation
of
Alternative Ballistics Corporation
(Pursuant to NRS 78.385 and 78.207)

Pursuant to the provisions of the Nevada Revised Statutes, Alternative Ballistics Corporation, a Nevada corporation (the "Corporation"), adopts the following amendment to its Articles of Incorporation.

Article 3 authorized stock is hereby deleted and replaced as follows:

> The total number of shares the Corporation is authorized to issue is Two Hundred Million (200,000,000) shares of Common Stock, $0.001 par value, and Two Million (2,000,000) shares of Preferred Stock, $0.001 par value. The Board of Directors is authorized to designate and adjust the number of shares of any such series of Preferred Stock and to determine and alter the rights, preferences, privileges, and restrictions, granted or imposed upon any current or wholly unissued shares of Preferred Stock.

In witness whereof, the undersigned being the Chief Executive Officer of Alternative Ballistics Corporation, a Nevada corporation, hereunto affixes his signature this 14th day of September, 2026.

/s/ Steven Luna
Steven Luna, Chief Executive Officer